SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                            Form 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)
                         March 31, 1999


        .............ELMER'S RESTAURANTS, INC...........
     (Exact name of registrant as specified in its charter)


 ........Oregon...................0-14837............93-0836824...
(State or other jurisdiction    (Commission         (IRS Employer
  of incorporation)          File Number)     Identification No.)


 .......11802 SE Stark, Portland, Oregon................97216....
      (Address of principal executive offices)         (Zip Code)

      Registrant's telephone number, including area code..
                       (503) 252-1485.....

  ...........................Not Applicable....................
 (Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition or Disposition of Assets.

Effective March 31, 1999, Elmer's Restaurants, Inc. (the "Company"), executed a stock exchange agreement with Grass Valley Ltd., Inc. ("GVL"), a closely held Oregon corporation, in a transaction in which the Company acquired 100% of the outstanding stock of GVL in consideration for the payment by the Company of $110,000 in cash and the issuance of 209,620 new shares of the Company's restricted stock to the GVL shareholders. GVL is now a wholly owned and operating subsidiary of the Company.

GVL is the owner and operator of four restaurants in Hillsboro, Aloha, and Tigard, Oregon operating under the moniker of Richard's Deli and Pub. The first Richard's Deli and Pub was opened in August 1994 and all the restaurants are located in high traffic leased retail space. The Company plans to continue operations at all four locations in a substantially similar manner. The Company's Management believes that it can leverage the significant synergy that exists between the Richard's Deli and Pubs and Ashley's Deli operations while accruing potentially significant savings arising from the consolidation of back office functions. As previously reported in the Company's report on Form 8-K dated March 4, 1999, under the terms of the merger of the Company with its then majority shareholder, CBW, Inc. (the "CBW Merger"), the Company acquired an option ("CBW Option") to purchase the four Richards' Deli and Pubs. As part of the CBW Merger, a special committee of the Company's Board of Directors reviewed a fairness opinion prepared by Veber Partners, a private investment bank based in Portland, Oregon. Within the context of its review of the CBW Merger, Veber Partners valued GVL using comparable public companies, relevant financial and operating data, and discounted cash flow analyses and concluded that the consideration paid by the Company in the CBW Merger (which included an assessment of the fairness and valuation of the CBW Option) was fair from a financial point of view to the Company's shareholders.

Each GVL shareholder, listed in Table 1 hereunder, received 1048.1 shares of the Company's restricted stock in exchange for every GVL share owned. The Company's primary source of financing for the cash portion of the acquisition was from working capital.

Table 1
Name of Shareholder      No. of GVL    No. of shares issued in
                         shares held   exchange (and current
                                       ownership percentage)

Richard Buckley          100            104,810  (6.6%)
Gary Weeks               100            104,810  (6.6%)



Item 3. Bankruptcy or Receivership

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant

Not applicable.

Item 5. Other Events.

Not applicable

Item 6. Resignations of Registrant's Directors.

Not applicable.

Item 7. Financial Statements and Exhibits Filed.

Pursuant to the requirements set forth in Item 601(b)(27)(c)(vi), a Financial Data Schedule, which would otherwise reflect pro forma financial information, is not being filed at this time but will be filed upon the Company's filing of its annual report on Form 10-K for the year ended March 31, 1999 as part of the Company's audited consolidated financial statements. Due to the impracticability of furnishing the required financial statements for the periods specified in Rule 3.05(b) of Regulation S-X, the financial statements that are required to accompany this report will be filed by the Company, pursuant to Item 7(a)(4), within sixty days of the filing of this report.

                          EXHIBIT INDEX

Exhibit                                     Sequential
No.                   Description           Page No.



2 (i)     Stock Exchange Agreement, dated March 24, 1999, between
Elmer's Restaurants, Inc. and Grass Valley Ltd., Inc.         <5>

3 (i)   * Restated Articles of Incorporation of the Company
(Incorporated herein by reference from Exhibit No. 3.1 to the Company's Annual Report on Form 10-K for the year ended March 31,
1988.)

3 (ii) * By-Laws of the Company, as amended. (Incorporated herein by reference from Exhibit 3.2 of the Company's Annual
Report on Form 10-K for the year ended March 31, 1990.)

99 (ii) * Elmer's Restaurants, Inc. Report on Form 8-K dated
March 4, 1999 (incorporated herein by reference).

Item 8. Change in Fiscal Year

Not applicable.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ELMER'S RESTAURANTS, INC.

Date April 15, 1999    ../s/ William Service, C.E.O..............
                      William W. Service, Chief Executive Officer